                                                                 Exhibit 4.02(d)

AFTER RECORDING RETURN TO:
METLIFE CAPITAL FINANCIAL CORPORATION
10900 N.E. 4TH STREET, SUITE 500
BELLEVUE, WASHINGTON  98004
ATTENTION: REAL ESTATE DEPARTMENT
LOAN NO. 2406499-001

                         ASSIGNMENT OF RENTS AND LEASES


         THIS ASSIGNMENT is made as of August 31, 1995, by FRANK'S NURSERY & CRAFTS, INC., a Michigan corporation, with a mailing address of 6501 E. Nevada, Detroit, Michigan 48234 (hereinafter called "Assignor"), in favor of METLIFE CAPITAL FINANCIAL CORPORATION, a Delaware corporation, with a mailing address of 10900 N.E. 4th Street, Suite 500, Bellevue, Washington 98004, Attention:
Real Estate Department (hereinafter called "METLIFE").


                                   WITNESSETH

         Assignor, for good and valuable consideration, the receipt of which is hereby acknowledged, does hereby absolutely and unconditionally grant, bargain, sell, transfer, assign, convey, set over and deliver unto METLIFE all right, title and interest of Assignor in, to and under all written and oral leases and rental agreements of the real estate described in Exhibit A attached hereto and incorporated herein (the "Property"), whether now in existence or hereafter entered into, and all guaranties, amendments, extensions, renewals and subleases of said leases and any of them, all of which are hereinafter called the "Leases," all rents, income and profits which may now or hereafter be or become due or owing under the Leases, and any of them, or on account of the use of the Property, any award hereafter made in any bankruptcy, insolvency or reorganization proceeding in any state or federal court involving any of the tenants of the Leases, and any and all payments made by such tenants in lieu of rent.

         This Assignment is made for the purpose of securing:

         A. The payment of the indebtedness (including any extensions or renewals thereof) evidenced by a certain Note ("Note") of Assignor of even date herewith in the principal sum of Six Hundred Ninety Thousand and No/100 Dollars ($690,000.00) and secured by a certain Commercial Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing (the "Mortgage") of even date herewith encumbering the Property;

         B. The payment of all other sums with interest thereon becoming due and payable to METLIFE under the provisions of the Mortgage and any other instrument constituting security for the Note;

         C. The performance and discharge of each and every term, covenant and condition contained in the Note, Mortgage and any other instrument constituting security for the Note;

         D. The payment of the following loans by METLIFE to Assignor (collectively, the "Other Loans"):

                      (i) MetLife Loan No. 2406499-002 in the original principal amount of $825,000.00;

                      (ii) MetLife Loan No. 2406499-003 in the original principal amount of $975,000.00;

                      (iii) MetLife Loan No. 2406499-004 in the original principal amount of $660,000.00;

                      (iv) MetLife Loan No. 2406499-005 in the original principal amount of $675,000.00;

                      (v) MetLife Loan No. 2406499-006 in the original principal amount of $1,125,000.00;

                      (vi) MetLife Loan No. 2406499-007 in the original principal amount of $937,000.00;

                      (vii) MetLife Loan No. 2406499-009 in the original principal amount of $1,125,000.00;

                      (viii) MetLife Loan No. 2406499-010 in the original principal amount of $825,000.00;

                      (ix) MetLife Loan No. 2406499-011 in the original principal amount of $825,000.00;

                      (x) MetLife Loan No. 2406499-012 in the original principal amount of $1,200,000.00; and

                      (xi) MetLife Loan No. 2406499-013 in the original principal amount of $855,000.00; and

         E. The performance of Assignor's covenants, obligations, representations and warranties under the documents evidencing and/or securing the Other Loans.

         Assignor represents, warrants, covenants and agrees with METLIFE as follows:

         A. The sole ownership of the entire lessor's interest in the Leases is or shall be vested in Assignor, and Assignor has not, and shall not, perform any acts or execute any other instruments which might prevent METLIFE from fully exercising its rights under any of the terms, covenants and conditions of this Assignment.

         B. The Leases are and shall be valid and enforceable in accordance with their terms and have not been altered, modified, amended, terminated, canceled, renewed or surrendered nor have any of the terms and conditions thereof been waived in any manner whatsoever except as approved in writing by METLIFE.

         C. Assignor shall not materially alter the term or the amount of rent payable or the term of any Lease without notice to METLIFE and METLIFE's consent, which shall not be unreasonably withheld.

         D. To the best of its knowledge, there are no defaults now existing under any of the Leases and there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the Leases.

         E. Assignor shall give prompt notice to METLIFE of any notice received by Assignor claiming that a default has occurred under any of the Leases on the part of Assignor, together with a complete copy of any such notice.

         F. Each of the Leases shall remain in full force and effect irrespective of any merger of the interest of lessor and any lessee under any of the leases.

         G. Assignor will not permit any Lease to become subordinate to any lien other than the lien of the Mortgage.

         H. All existing Leases are described on Exhibit B attached hereto and incorporated herein. Assignor has delivered to Assignee true and correct copies of all existing Leases and all amendments and modifications thereto.

         The parties further agree as follows:

         This Assignment is an absolute, present assignment from Assignor to METLIFE, effective immediately, and is not merely an assignment for security purposes. Notwithstanding the foregoing, until a notice is sent to the Assignor in writing that a default has occurred under the terms and conditions of the Note or any other instrument constituting additional security for the Note (which notice is hereafter called a "Notice"), Assignor is granted a license to receive, collect and enjoy the rents, income and profits accruing from the Property.

         In the event of any default at any time in the Note, Mortgage or any other Loan Document as defined in the Mortgage constituting additional security for the Note, METLIFE may, at its option, after service of a Notice, receive and collect all such rents, income and profits as they become due, from the Property. METLIFE shall thereafter continue to receive and collect all such rents, income and profits, as long as such default or defaults shall exist, and during the pendency of any foreclosure proceedings, and if there is a deficiency, during any redemption period. All sums received by Assignor after service of such Notice shall be deemed received in trust and shall be immediately turned over to METLIFE.

         Assignor hereby irrevocably appoints METLIFE its true and lawful attorney with power of substitution and with full power for METLIFE in its own name and capacity or in the same and capacity of Assignor, from and after service of Notice, to demand, collect, receive and give complete acquittances for any and all rents, income and profits accruing from the Property, either in its own name or in the name of Assignor or otherwise, which METLIFE may deem necessary or desirable in order to collect and enforce the payment of the rents, income and profits. Such appointment is coupled with an interest and is irrevocable. Assignor also hereby irrevocably appoints METLIFE as its true and lawful attorney to appear in any state or federal bankruptcy, insolvency, or reorganization proceeding in any state or federal court involving any of the tenants of the Leases. Lessees of the Property are hereby expressly authorized and directed to pay any and all amounts due Assignor pursuant to the Leases to METLIFE or such nominee as METLIFE may designate in writing delivered to and received by such lessees who are expressly relieved of any and all duty, liability or obligation to Assignor in respect of all payments so made.

         In the event of default, from and after service of a Notice METLIFE is hereby vested with full power to use all measures, legal and equitable, deemed by it necessary or proper to enforce this Assignment and to collect the rents, income and profits assigned hereunder, including the right of METLIFE or its designee, to enter upon the Property, or any part thereof, and take possession of all or any part of the Property together with all personal property, fixtures, documents, books, records, papers and accounts of Assignor relating thereto, and may exclude the Assignor, its agents and servants, wholly therefrom. Assignor hereby grants full power and authority to METLIFE to exercise all rights, privileges and powers herein granted at any and all times after service of a Notice, with full power to use and apply all of the rents and other income herein assigned to the payment of the costs of managing and operating the Property and of any indebtedness or liability of Assignor to METLIFE, including but not limited to the payment of taxes, special assessments, insurance premiums, damage claims, the costs of maintaining, repairing, rebuilding and restoring the improvements on the Property or of making the same rentable, reasonable attorneys' fees incurred in connection with the enforcement of this Assignment, and of principal and interest payments due from Assignor to METLIFE on the Note and the Mortgage, all in such order as METLIFE may determine. METLIFE shall be under no obligation to exercise or prosecute any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Assignor in the leases. It is further understood that this Assignment shall not operate to place responsibility for the control, care, management or repair of the Property, or parts thereof, upon METLIFE, nor shall it operate to make METLIFE liable for the performance of any of the terms and conditions of any of the Leases, or for any waste of the Property by any lessee under any of the Leases or any other person, or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any lessee, licensee, employee or stranger.

         Waiver of or acquiescence by METLIFE in any default by the Assignor, or failure of the METLIFE to insist upon strict performance by the Assignor of any covenants, conditions or agreements in this Assignment, shall not constitute a waiver of any subsequent or other default or failure, whether similar or dissimilar.

         The rights and remedies of METLIFE under this Assignment are cumulative and are not in lieu of, but are in addition to any other rights or remedies which METLIFE shall have under the Note or any other instrument constituting security for the Note, or at law or in equity.

         If any term of this Assignment, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Assignment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Assignment shall be valid and enforceable to the fullest extent permitted by law.

         Any and all notices, elections, demands, or requests permitted or required to be made under this Assignment, including without limitation a Notice, shall be in writing, signed by the party giving such notice, election, demand or request, and shall be delivered personally, by telegram, or sent by registered, certified, or Express United States mail, postage prepaid, or by Federal Express or similar service requiring a receipt, to the other party at the address set forth above, or to such other party and at such other address within the United States of America as any party may designate as provided herein. The date of receipt of such notice, election, demand or request shall be the earliest of (i) the date of actual receipt, (ii) three (3) days after the date of mailing by registered or certified mail, (iii) one (1) day after the date of mailing by Express Mail, or the delivery (for redelivery) to Federal Express or another similar service requiring a receipt, or (iv) the date of personal delivery (or refusal upon presentation for delivery).

         Assignor hereby authorizes METLIFE to give written notice of this Assignment, which may include a copy hereof, at any time to any tenant under any of the Leases.

         The terms "Assignor" and "METLIFE" shall be construed to include the legal representatives, successors and assigns thereof. The gender and number used in this Assignment are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.

         This Assignment may not be amended, modified or changed nor shall any waiver of any provisions hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

         Notwithstanding anything contained herein to the contrary, in no event shall this Assignment be deemed to reduce the indebtedness evidenced by the Note by an amount in excess of the actual amount of cash received by METLIFE under the Leases, whether before, during or after the occurrence of an Event of Default, and Assignor acknowledges that in no event shall the indebtedness secured hereby be reduced by the value from time to time of the rents, income and profits of or from the Property. In addition, METLIFE reserves the right, at any time, whether before or after the occurrence of an Event of Default, to recharacterize this Assignment as merely constituting security for the indebtedness of Assignor to METLIFE, which recharacterization shall be made by written notice delivered to Assignor. METLIFE's receipt of any rents, issues, and profits pursuant to this Assignment after the institution of foreclosure proceedings, either by court action or by the private power of sale contained in any mortgage or other security agreement now or hereafter securing the Note, shall not cure an Event of Default, as defined in the Note, or affect such proceedings or sale.

         IN WITNESS WHEREOF, the said Assignor has caused this instrument to be signed and delivered as of the date first above written.

                                        ASSIGNOR:

                                        FRANK'S NURSERY & CRAFTS, INC.,
                                        a Michigan corporation


                                        By: Robert M. Lovejoy
                                           ----------------------------
                                           Robert M. Lovejoy,
                                           Vice President

STATE OF Michigan         Section
                          Section
COUNTY OF Michigan        Section

         The foregoing instrument was acknowledged before me this 31st day of August, 1995, by Robert M. Lovejoy, Vice President of FRANK'S NURSERY & CRAFTS, INC., a Michigan corporation, on behalf of said corporation.


                                            A. Colette  Mezza
                                            --------------------------------
                                            Notary Public State of Michigan

My Commission Expires:
                                            --------------------------------
                                            Printed Name
- --------------------------
                                                     A. Collette Mezza
                                             Notary Public, Macomb County, MI.
                                                   Acting in Wayne County.
                                            My Commission Expires July 6, 1997.

File No. 95K0361   Page 2

                                   EXHIBIT A


Parcel One:

Lot One in St. Charles Commercial Center Unit No. One pursuant to Plat of Subdivision recorded in the Recorder's Office of Kane County, Illinois on August 17, 1982 as Document No. 1614147, also legally described as follows:
That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keims's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 210.0 feet for a point of beginning; thence continuing Northeasterly along the prolongation of the last described course
450.0 feet; thence Southeasterly at right angles to the last described course
310.0 feet; thence Southwesterly at right angles to the last described course
450.0 feet; thence Northwesterly at right angles to the last described course
310.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Two:

Easement for ingress and egress as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian, described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 210.0 feet for a point of beginning; thence continuing Northeasterly along the prolongation of the last described course 18.0 feet; thence Southeasterly at right angles to the last described course 457.0 feet; thence Southwesterly at right angles to the last described course 18.0 feet; thence Northwesterly at right angles to the last described course 457.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Three:

Easement for ingress and egress as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keims's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 210.0 feet for a point of beginning; thence Southwesterly along the last described course 18.0 feet; thence Southeasterly at right angles to the last described course 457.0 feet; thence Northeasterly at right angles to the last described course 18.0 feet; thence Northwesterly at right angles to the last described course 457.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Four:

Easement for ingress and egress as contained in Construction and Maintenance Agreement as Document 1614587, dated July 28, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet for a point of beginning; thence Northeasterly at right angles to the last described course 660.0 feet; thence Northwesterly at right angles to the last described course 50.0 feet; thence Southwesterly at right angles to the last described course 660.0 feet to said Northeasterly line; thence Southeasterly along said Northeasterly line 50.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

File No. 95K0361    Page 3

Parcel Five:

Easement for ingress and egress as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 192.0 feet; thence Southeasterly at right angles to the last described course 196.0 feet for a point of beginning; thence continuing Southeasterly along the prolongation of the last described course 28.0 feet; thence Southwesterly at right angles to the last described course 28.0 feet; thence Southwesterly at right angles to the last described course to said Northeasterly line; thence Northwesterly along said Northeasterly line to a line drawn parallel with the last described course from the point of beginning; thence Northeasterly to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Six:

Easement for ingress and egress as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 192.0 feet; thence Southeasterly at right angles to the last described course 409.0 feet for a point of beginning; thence continuing Southeasterly along the prolongation of the last described course 28.0 feet; thence Southwesterly at right angles to the last described course 202.80 feet to said Northeasterly line; thence Northwesterly along said Northeasterly line 28.08 feet to a line drawn parallel with the last described course from the point of beginning; thence Northeasterly 200.63 feet to the point of beginning in the City of St.
Charles, Kane County, Illinois.

Parcel Seven:

Easement for ingress and egress truncations, Westerly as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of
Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course
192.0 feet; thence Southeasterly at right angles to the last described course
176.0 feet for a point of beginning; thence continuing Southeasterly along the prolongation of the last described course 20.0 feet; thence Southwesterly at right angles to the last described course 20.0 feet; thence Northerly to the point of beginning and also that part of said Quarter described by commencing at the most Easterly corner of the aforesaid tract; thence Southeasterly along the Northeasterly line extended Southeasterly of said tract 48.0 feet for a point of beginning; thence Northwesterly along the last described course 20.0 feet; thence Southwesterly at right angles to the last described course 20.0 feet; thence Easterly to the point of beginning, all in the City of St. Charles, Kane County, Illinois.

File No. 95K0361    Page 4

Parcel Eight:

Easement for ingress and egress truncations, Easterly as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of
Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course
192.0 feet; thence Southeasterly at right angles to the last described course
389.0 feet for a point of beginning; thence continuing Southeasterly along the prolongation of the last described course 20.0 feet; thence Southwesterly at right angles to the last described course 20.0 feet; thence Northerly to the point of beginning and also that part of said Quarter described by commencing at the most Easterly corner of the aforesaid tract; thence Southeasterly along the Northeasterly line extended Southeasterly of said tract 48.0 feet for a point of beginning; thence Northwesterly along the last described course 20.0 feet; thence Southwesterly at right angles to the last described course 20.0 feet; thence Easterly to the point of beginning, all in the City of St. Charles, Kane County, Illinois.


Parcel Nine:

Easement for sign purposes as contained in Construction and Maintenance Agreement as Document 1614587, dated July 28, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet for a point of beginning; thence Northeasterly at right angles to the last described course 30.0 feet; thence Southeasterly at right angles to the last described course 20.0 feet; thence Southwesterly at right angles to the last descri ed course 30.0 feet to said Northeasterly line; thence Northwesterly along said Northeasterly line 20.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Ten:

Easement for detention basin purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southwesterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 210.0 feet; thence continuing Northeasterly along the prolongation of the last described course 450.0 feet; thence Southeasterly at right angles to the last described course 310.0 feet; thence Southwesterly at right angles to the last described course 265.64 feet for a point of beginning; thence Northeasterly along the last described course 265.64 feet; thence Northwesterly at right angles to the last described course 100.0 feet; thence Northeasterly at right angles to the last described course 124.0 feet; thence Easterly along a line forming an angle of 126 degrees 50 minutes 43 seconds with the last described course (measured counter-clockwise therefrom) 209.44 feet to the West line of Fourteenth Street South; thence Southerly along said West line 511.94 feet; thence Westerly at right angles to the last described course 155.76 feet; thence Northwesterly along a line forming an angle of 147 degrees 24 minutes 40 seconds with the last described course (measured counter-clockwise therefrom) 212.11 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

File No. 95K0361    Page 5

Parcel Eleven:

Easement for storm sewer purposes as contained in Declaration of Easements as Document 1614585, dated July 27,1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 228.0 feet; thence Southeasterly at right angles to the last described course 320.0 feet for a point of beginning; thence Northwesterly along the last described course 10.0 feet; thence Northeasterly at right angles to the last described course 166.36 feet; thence Easterly along a line forming an angle of 70 degrees 00 minutes with the prolongation of the last described course (measured clockwise therefrom) 10.64 feet to a line drawn parallel with the last described course from the point of beginning; thence Southwesterly along said parallel line 170.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.


Parcel Twelve:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1455.0 feet; thence Northeasterly at right angles to the last described course 228.0 feet for point of beginning; thence continuing Northeasterly along the prolongation of the last described course 10.0 feet; thence Southeasterly at right angles to the last described course 442.0 feet; thence Southwesterly at right angles to the last described course 10.0 feet; thence Northwesterly at right angles to the last described course 443.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Thirteen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 182.0 feet for a point of beginning; thence continuing Northeasterly along the prolongation of the last described course 10.0 feet; thence Southeasterly at right angles to the last described course 457.0 feet; thence Southwesterly at right angles to the last described course 10.0 feet; thence Northwesterly at right angles to the last described course 457.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

File No. 95K0361    Page 6

Parcel Fourteen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 182.0 feet; thence Southeasterly at right angles to the last described course 305.0 feet for a point of beginning; thence continuing Southeasterly along the prolongation of the last described course 10.0 feet; thence Southwesterly at right angles to the last described course 185.13 feet to said Northeasterly line; thence Northwesterly along said Northeasterly line 10.01 feet to a line drawn parallel with the last described course from the point of beginning; thence Northeasterly 184.70 feet to the point of beginning in the City of St.
Charles, Kane County, Illinois.

Parcel Fifteen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet for a point of beginning; thence Northeasterly at right angles to the last described course
660.0 feet; thence Southeasterly at right angles to the last described course
15.0 feet; thence Southwesterly at right angles to the last described course
660.0 feet to said Northeasterly line; thence Northwesterly along said Northeasterly line 15.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Sixteen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1455.0 feet; thence Northeasterly at right angles to the last described course 238.0 feet; thence Southeasterly at right angles to the last described course 442.0 feet for a point of beginning; thence Southwesterly at right angles to the last described course 56.0 feet; thence Southeasterly at right angles to the last described course 91.24 feet; thence Easterly along a line forming an angle of 147 degrees 24 minutes 40 seconds with the last described course (measured clockwise therefrom) 248.12 feet to the West line of Fourteenth Street South; thence Northerly along said West line at right angles to the last described course
56.0 feet; thence Westerly at right angles to the last described course 231.75 feet; thence Northwesterly along a line forming an angle of 147 degrees 24 minutes 40 seconds with the last described course (measured counter-clockwise therefrom) 74.87 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

File No. 95K0361    Page 7

Parcel Seventeen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southwest corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 660.0 feet; thence Southeasterly at right angles to the last described course 210.0 feet; thence Northeasterly at right angles to the last described course 124.0 feet; thence Westerly along a line forming an angle of 126 degrees 50 minutes 43 seconds with the prolongation of the last described course (measured counter-clockwise therefrom) 108.43 feet for a point of beginning; thence Easterly along the last described course and said course extended 317.87 feet to the West line of Fourteenth Street South; thence Northerly along said West line 20.06 feet; thence Westerly parallel with penultimate described course 314.80 feet; thence Westerly along a line forming an angle of 154 degrees 19 minutes 43 seconds with the last described course (measured counter-clockwise therefrom) 67.49 feet; thence Northwesterly along a line forming an angle of 168 degrees 49 minutes 34 seconds with the last described course (measured counter-clockwise therefrom) 48.67 feet; thence Southwesterly at right angles to the last described course 30.0 feet; thence Southeasterly 125.61 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Eighteen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles, Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 660.0 feet; thence Southeasterly at right angles to the last described course 210.0 feet; thence Northeasterly at right angles to the last described course 124.0 feet; thence Westerly along a line forming an angle of 126 degrees 50 minutes 43 seconds with the prolongation of the last described course (measured counter-clockwise therefrom) 103.40 feet for a point of beginning; thence continuing Westerly along the prolongation of the last described course 5.03 feet; thence Northwesterly along a line forrning an angle of 154 degrees 19 minutes 43 seconds with the last described course (measured counter-clockwise therefrom)
16.28 feet; thence Southwesterly along a line forming an angle of 101 degrees 10 minutes 26 seconds with the last described course (measured clockwise therefrom) 55.82 feet; thence Southeasterly at right angles to the last described course 20.0 feet; thence Northeasterly at right angles to the last described course 62.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

                                   EXHIBIT B

                                 LIST OF LEASES


                                      NONE